                                                                     EXHIBIT 2.1

           PLAN OF ARRANGEMENT INCLUDING EXCHANGEABLE SHARE PROVISIONS

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                                    ARTICLE 1
                                 INTERPRETATION

1.1     DEFINITIONS

        In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "AFFILIATE" has the meaning ascribed thereto in the CBCA.

        "AMALCO" means the amalgamated corporation resulting from the Amalgamation.

        "AMALGAMATION" means the amalgamation of Pixstream and Holdco as contemplated in the Arrangement.

        "ARRANGEMENT" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Merger Agreement or Article 6 hereof.

        "ARRANGEMENT RESOLUTION" means the special resolution of the holders of the Class A Shares, Class B Shares, Pixstream Options and Pixstream Warrants approving the Arrangement.

        "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Pixstream in respect of the Arrangement required by the CBCA to be sent to the Director after the Final Order is made.

        "ASSUMED OPTION" has the meaning ascribed thereto in section 2.2.

        "BUSINESS DAY" means any day other than Saturday, Sunday or any day on which commercial banks located in either the State of California or Toronto, Canada are authorized or obligated to close.

        "CANADIAN PLAN" means Pixstream's Key Employee Stock Option plan for Pixstream employees other than employees located in the United Kingdom, as such plan may be amended in accordance with the terms of the Merger Agreement.

        "CAPUTO SECONDARY SPECIAL WARRANTS" means 75,000 special warrants issued by David Caputo pursuant to the Special Warrant Indenture which are exercisable into 150,000 currently issued and outstanding Class A Shares registered in the name of David Caputo but subject to a deposit agreement among David Caputo, CIBC Mellon Trust Company and others.

        "CBCA" means the Canada Business Corporations Act R.S.C. 1985, c. C-44, as amended.

        "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed.

        "CIRCULAR" means the notice of the Pixstream Meeting and accompanying management proxy circular sent to holders of Pixstream Common Shares, Pixstream Options and Pixstream Warrants in connection with the Pixstream Meeting.

        "CISCO " means Cisco Systems, Inc., a corporation existing under the laws of the State of California.

        "CISCO COMMON SHARE" means a share of common stock, par value U.S. $0.001, of Cisco.

        "CISCO CONTROL TRANSACTION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "CISCO EXCHANGECO" means 3801110 Canada Inc., a corporation existing under the laws of Canada.

        "CISCO NEWCO" means 3045848 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia.

        "CISCO PARTIES" means Cisco, Cisco Newco and Cisco Exchangeco, collectively.

        "CLASS A SHARES" means the Class A voting common shares in the capital of Pixstream.

        "CLASS B SHARES" means the Class B non-voting common shares in the capital of Pixstream.

        "COURT" means the Ontario Superior Court of Justice.

        "CURRENT MARKET PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "DEPOSITARY" means Montreal Trust Company of Canada at its offices set out in the Letter of Transmittal.

        "DIRECTOR" means the Director appointed under section 260 of the CBCA.

        "DISSENT PROCEDURES" has the meaning set out in section 3.1.

        "DISSENT RIGHTS" has the meaning set out in section 3.1.

        "DISSENTING SHAREHOLDER" means a holder of Pixstream Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

        "DIVIDEND AMOUNT" has the meaning ascribed thereto in section 5.1(a) and section 5.2(a).

        "EFFECTIVE CISCO PRICE" has the meaning ascribed thereto in section 2.2.

        "EFFECTIVE DATE" means the date shown on the Certificate.

        "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date.

        "EXCHANGE RATIO" has the meaning ascribed thereto in section 2.2.

        "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Cisco Exchangeco.

        "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix 1 hereto.

        "EXCHANGEABLE SHARE VOTING EVENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

        "HOLDCO" means Founders Holdings Corp., a corporation existing under the laws of Canada.

        "HOLDCO COMMON SHARES" means the outstanding voting common shares and non-voting common shares of capital stock of Holdco.

        "INCLUDING" means including without limitation.

        "INTERIM ORDER" means the interim order of the Court made in connection with the process for obtaining securityholder approval of the Arrangement and related matters, as the same may be amended by the Court from time to time.

        "ITA" means the Income Tax Act (Canada), as the same may be amended from time to time.

        "JACKSON SECONDARY SPECIAL WARRANTS" means 75,000 special warrants issued by Timothy Jackson pursuant to the Special Warrant Indenture which are exercisable into 150,000 currently issued and outstanding Class A Shares registered in the name of Timothy Jackson but subject to a deposit agreement among Timothy Jackson, CIBC Mellon Trust Company and others.

        "KAPAREL SALE" means the sale by PixStream of all of its shares in the capital of Kaparel Corporation for a purchase price of Cdn. $12,800,000.

        "LETTER OF TRANSMITTAL" means, as applicable, the respective letter of transmittal for use by holders of Pixstream Common Shares, Pixstream Warrants and Holdco Common Shares, in the applicable form accompanying the Circular.

        "LIQUIDATION AMOUNT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.1(a).

        "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1(a).

        "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "MEETING DATE" means the date of the Pixstream Meeting.

        "MERGER AGREEMENT" means the agreement made as of August 29, 2000 between Cisco, Cisco Newco, Cisco Exchangeco and Pixstream, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

        "NASDAQ" means the National Stock Market's National Market.

        "PERSON" includes any individual, firm, partnership, limited liability company, unlimited liability company, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

        "PIXSTREAM" means Pixstream Incorporated, a corporation existing under the laws of Canada.

        "PIXSTREAM COMMON SHARES" means the Class A Shares and Class B Shares.

        "PIXSTREAM EXPENSES" has the meaning ascribed to the term "TARGET Expenses" in the Merger Agreement.

        "PIXSTREAM MEETING" means the special meeting of the holders of Pixstream Common Shares, Pixstream Options and Pixstream Warrants (including any adjournment thereof) convened as provided by the Interim Order to consider, and if deemed advisable, approve the Arrangement and various other matters.

        "PIXSTREAM OPTION" means an option to purchase Pixstream Common Shares granted under the Pixstream Stock Option Plans, and being outstanding and unexercised on the Effective Date.

        "PIXSTREAM STOCK OPTION PLANS" means the Canadian Plan and the U.K.
        Plan.

        "PIXSTREAM WARRANTS" means 4,375,000 Treasury Special Warrants issued by Pixstream pursuant to the Special Warrant Indenture which are currently exercisable into 8,750,000 Pixstream Common Shares and the Jackson Secondary Special Warrants and the Caputo Secondary Special Warrants.

        "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.2(a).

        "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2(a).

        "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "SPECIAL WARRANT INDENTURE" means the indenture pursuant to which the Pixstream Warrants were issued dated February 15, 2000.

        "TRANSFER AGENT" has the meaning ascribed thereto in section 5.1(b).

        "U.K. OPTION" means a Pixstream Option granted under the U.K. Plan.

        "U.K. PLAN" means Pixstream's Inland Revenue Approved Rules for UK employees as approved by the U.K Inland Revenue on March 17, 2000.

        "WAIVER" has the meaning ascribed thereto in the Merger Agreement.

1.2     SECTIONS AND HEADINGS

        The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3     CURRENCY

        Except as expressly set forth otherwise, all sums of money referred to herein are expressed in lawful money of the United States of America.

1.4     NUMBER, GENDER AND PERSONS

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

                                    ARTICLE 2
                                   ARRANGEMENT

2.1     BINDING EFFECT

        This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Pixstream, (ii) Cisco, (iii) Cisco Newco, (iv) Cisco Exchangeco, (v) Holdco, (vi) all holders of Pixstream Common Shares, (vii) all holders of Exchangeable Shares, (viii) all holders of rights to purchase or of securities exchangeable for or convertible into Pixstream Common Shares, including all holders of Pixstream Options and Pixstream Warrants; (ix) all holders of Holdco Common Shares; and (x) all holders of rights to purchase or securities exchangeable for or convertible into Holdco Common Shares.

2.2     EXCHANGE OF SECURITIES

        At the Effective Time, the following shall occur and be deemed to occur in the following order and without any further act or formality:

        (a) Pixstream and Holdco shall amalgamate (the "Amalgamation") and continue as one corporation governed by the laws of Canada ("Amalco");

        (b)     upon the Amalgamation:

                (i) except for the Pixstream Common Shares held by Holdco, each of the outstanding Pixstream Common Shares shall be converted into one (1) common share of Amalco;

                (ii) the Pixstream Common Shares held by Holdco shall be cancelled without any repayment of capital in respect thereof; and

                (iii) each of the outstanding Holdco Common Shares shall be converted into 1.55624 common shares of Amalco;

        (c)     the following provisions shall apply to Amalco:

                (i)     the name of Amalco shall be PIXSTREAM INCORPORATED;

                (ii) the registered office of Amalco, shall be located in the City of Waterloo in the Province of Ontario. The address of the registered office of Amalco shall be 180 Columbia Street West, Unit 1110, Waterloo, Ontario N2L 3L3;

                (iii) there shall be no restrictions on the business Amalco may carry on or the powers it may exercise;

                (iv) Amalco shall be authorized to issue an unlimited number of common shares;

                (v) the issue, transfer or ownership of the shares of Amalco will be subject to the following restrictions:

                        A. the transfer of shares shall be restricted in that no share shall be transferred without either (i) the consent of the directors of Amalco expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or (ii) the consent of the holders of shares to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders; provided that these restrictions shall not apply to the transfer of the shares of Amalco pursuant to the provisions of this Plan of Arrangement;

                        B. immediately following the exchange provided for in paragraph (d) below, the number of shareholders of Amalco, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of Amalco, were, while in that employment, and have continued after termination of that employment to be shareholders of Amalco, is limited to not more than 50, two or more persons who are the joint registered owners of one or more common shares being counted as one shareholder; and

                (vi) any invitation to the public to subscribe for any securities of Amalco is prohibited;

                (vii) the number of directors of Amalco shall be a minimum of one and a maximum of ten; the initial directors of Amalco shall be

                NAME               RESIDENCE ADDRESS           CANADIAN RESIDENT



                    ; and

                (viii)  the by-laws of Amalco shall be the by-laws of Pixstream;

        (d) all of the issued and outstanding common shares of Amalco will be exchanged for issued, fully paid and non-assessable Exchangeable Shares based on the Exchange Ratio, and Cisco Exchangeco will become the registered and beneficial owner of all the issued and outstanding common shares of Amalco;

        (e) in lieu of fractional Exchangeable Shares, each holder of common shares of Amalco shall, for those common shares of Amalco being exchanged that would otherwise give rise to an entitlement for that holder to receive a fraction of an Exchangeable Share, be paid an amount in cash equal to the product obtained by multiplying such fractional interests by the Effective Cisco Price;

        (f) each Pixstream Option outstanding at the Effective Time shall be assumed by Cisco (an "Assumed Option") or exchanged by Cisco on the following terms and Pixstream shall cease to have any liability in respect thereof:

                (i) the Pixstream Stock Option Plans and each outstanding Pixstream Option will be assumed by Cisco, except to the extent otherwise provided in Section 2.2(f)(iii) below. Each Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Pixstream Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such Assumed Option shall be modified by the Waiver, (ii) such Assumed Option will be exercisable for that number of whole Cisco Common Shares equal to the product of the number of Pixstream Common Shares that were issuable upon exercise of such Pixstream Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of Cisco Common Shares, and (iii) the per share exercise price for the Cisco Common Shares issuable upon exercise of such Assumed Option will be equal to the quotient determined by dividing the exercise price per Pixstream Common Share at which such Pixstream Option was exercisable immediately prior to the Effective Time (adjusted for the U.S. Dollar/Canadian Dollar Noon Spot Rate exchange rate effective as of 12:00 p.m. Eastern Standard Time on the Effective Date as reported by the Bank of Canada) by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the relevant Pixstream Stock Option Plan and the documents governing the outstanding options under such plan, as modified by the Waiver, the transaction contemplated hereby will not terminate any of the outstanding options under the relevant Pixstream Stock Option Plan or accelerate the exercisability or vesting of such options or the Cisco Common Shares which will be subject to those options upon Cisco's assumption of the options;

                (ii) all outstanding rights of Pixstream which it may hold immediately prior to the Effective Time to repurchase unvested Pixstream Common Shares (the "Repurchase Options") shall be assigned to Cisco and shall thereafter be exercisable by Cisco upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted in the manner set forth in Section 2.2(f)(i) above to reflect the Exchange Ratio and the U.S. Dollar/Canadian Dollar Noon Spot Rate exchange rate effective as of 12:00 p.m. Eastern Standard Time on the Effective Date as reported by the Bank of Canada;

                (iii) each outstanding U.K. Option shall be exchanged by Cisco for an option to acquire Cisco Common Shares as set forth below, provided the holder of each such option has consented to such exchange and Cisco has received U.K. Inland Revenue approval for such exchanged option to continue to be treated as an approved option under
                        Schedule 9 of the U.K. Income and Corporation Taxes Act 1988. Each such option so exchanged by Cisco under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the U.K. Plan and the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole Cisco Common Shares equal to the product of the number of Pixstream Common Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of Cisco Common Shares, and (ii) the per share exercise price for the Cisco Common Shares issuable upon exercise of such exchanged option will be equal to the quotient determined by dividing the exercise price per Pixstream Common Share at which such option was exercisable immediately prior to the Effective Time (adjusted for the U.S. Dollar/Canadian Dollar Noon Spot Rate exchange rate effective as of 12:00 p.m. Eastern Standard Time on the Effective Date as reported by the Bank of Canada) by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the U.K. Plan and the documents governing the outstanding options under such Plan, the transaction contemplated hereby will not terminate any of the outstanding options under the U.K. Plan or accelerate the exercisability or vesting of such options or the Cisco Common Shares which will be subject to those options upon Cisco's exchange of the options at the Effective Time. In the event U.K. Inland Revenue approval is not obtained, then the U.K. Options shall be assumed by Cisco as provided in Section 2.2(f)(i) above. [NOTE: SECTION 2.2(f)(ii) MAY NEED MODIFICATION AT THE TIME OF FILING ARTICLES OF ARRANGEMENT TO REFLECT WHETHER OR NOT U.K. INLAND REVENUE APPROVAL HAS BEEN OBTAINED]

        (g) Subject to adjustment in accordance with section 2.3 hereof, the "Exchange Ratio" shall equal the ratio of (x) a quotient, the numerator of which is $361.295 million less the amount of any Pixstream Expenses less $5.22 times the difference between 1,140,000 and the number of Pixstream Options granted between the date hereof and the Effective Time, and the denominator of which is the Effective Cisco Price and (y) the total number of Pixstream Common Shares issued and outstanding on a fully diluted basis at the Effective Time (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, Pixstream Common Shares, including all unexpired and unexercised outstanding options, warrants or other rights to acquire Pixstream Common Shares assumed or exchanged by the Cisco Parties).

                The "Effective Cisco Price" shall equal the average of the closing prices of Cisco Common Shares as quoted on Nasdaq for the ten (10) consecutive trading days ending on the third trading day prior to the Effective Date.

                [NOTE: THE EXCHANGE RATIO AS DETERMINED BY CISCO AND PIXSTREAM IN ACCORDANCE WITH THE FOREGOING SHALL BE SET FORTH IN THE ARTICLES OF ARRANGEMENT.]

        (h) Amalco shall be authorized to continue under the laws of the Province of Nova Scotia and apply pursuant to the Companies Act of Nova Scotia for a certificate of continuance continuing Amalco as a body corporate under that Act [NOTE: IF NECESSARY, THE PLAN OF ARRANGEMENT WILL INCLUDE AS APPENDICES THE FORM OF THE MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION AND ANY OTHER PROVISIONS REQUIRED BY THE REGISTRAR OF JOINT STOCK COMPANIES OF NOVA SCOTIA TO GIVE APPROVAL TO THE CHANGE IN JURISDICTION.]

2.3     ADJUSTMENT TO EXCHANGE RATIO

        The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Cisco Common Shares or Pixstream capital stock), reorganization, recapitalization or other like change with respect to Cisco Common Shares or Pixstream capital stock occurring after the date hereof and prior to the Effective Time, so as to provide the parties the same economic effect as contemplated by this Plan of Arrangement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, or other like change. No other adjustment shall be made in the number of Cisco Common Shares or Exchangeable Shares issuable hereunder as a result of (x) any increase or decrease in the market price of Cisco Common Shares prior to the Effective Time, or (y) any cash proceeds received by Pixstream from the date hereof to the Effective Time pursuant to the exercise of currently outstanding Pixstream Options or Pixstream Warrants.

2.4     TAX ELECTIONS

        Holders of common shares of Amalco shall be entitled to make an income tax election pursuant to subsection 85(1) or 85(2) of the ITA (or the analogous provisions of provincial income tax law) with respect to the transfer of their common shares of Amalco to Cisco Exchangeco by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of common shares of Amalco transferred and the applicable agreed upon amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA (or applicable provincial income tax law), the forms shall be signed by Cisco Exchangeco (within 30 days of the receipt thereof by Cisco Exchangeco) and promptly returned to such holders of common shares of Amalco by ordinary mail for filing with the Canada Customs and Revenue Agency (or the applicable provincial taxing authority).

                                    ARTICLE 3
                                RIGHTS OF DISSENT

3.1     RIGHTS OF DISSENT

        Holders of Pixstream Common Shares may exercise rights of dissent ("Dissent Rights") with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement, provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Pixstream not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Pixstream Meeting. Holders of Pixstream Common Shares who duly exercise such rights of dissent and who:

        (a) are ultimately entitled to be paid fair value for their Pixstream Common Shares shall be deemed to have transferred such Pixstream Common Shares to Pixstream immediately prior to the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances and such shares shall be cancelled as of the Effective Time; or

        (b) are ultimately not entitled, for any reason, to be paid fair value for their Pixstream Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Pixstream Common Shares and shall receive Exchangeable Shares of Cisco Exchangeco on the basis determined in accordance with section 2.2;

but in no case shall Cisco, Cisco Exchangeco, Cisco Newco, Pixstream or any other Person be required to recognize such holders as holders of Pixstream Common Shares after the Effective Time, and the names of such holders of Pixstream Common Shares shall be deleted from the register of holders of Pixstream Common Shares at the Effective Time. Each of Pixstream and the Cisco Parties shall cause any payments to be made to the Dissenting Shareholders to be made by Pixstream using Pixstream's assets. The Cisco Parties will not directly or indirectly provide any funds for the purposes of making payments to Dissenting Shareholders.


                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1     ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

        At or promptly after the Effective Time, Cisco Exchangeco shall deposit with the Depositary, for the benefit of the holders of Pixstream Common Shares and Holdco Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing the Exchangeable Shares issued pursuant to section 2.2. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Pixstream Common Shares or Holdco Common Shares that were converted into common shares of Amalco and then exchanged for one or more Exchangeable Shares under the Arrangement or which represented one or more Pixstream Warrants that were exercised into Pixstream Common Shares prior to the Arrangement and for which certificates representing Pixstream Common Shares have not been issued, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of Pixstream or Holdco, as the case maybe, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Pixstream Common Shares or Holdco Common Shares that is not registered in the transfer records of Pixstream or Holdco, as the case maybe, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Pixstream Common Shares or Holdco Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented Pixstream Common Shares or Holdco Common Shares that were converted into common shares of Amalco and were then exchanged for Exchangeable Shares (or, as described above, that represented Pixstream Warrants that were exercised into Pixstream Common Shares) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.3, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.2. The rights of the holders of the Pixstream Common Shares and Holdco Common Shares to receive certificates representing Exchangeable Shares shall be subject to Article VIII of the Merger Agreement.

4.2     DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

     No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Pixstream Common Shares or Holdco Common Shares that were converted, transferred and exchanged pursuant to section 2.2 (or, as applicable, representing Pixstream Warrants as described in Section 4.1), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.3, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1. Subject to applicable law, there shall be paid to the record holder of the certificates representing Pixstream Common Shares or Holdco Common Shares (or, as applicable, representing Pixstream Warrants as described in Section 4.1), without interest, (i) at the time of such surrender of any such certificate, the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to section 4.3,
(ii) at the time of such surrender of any such certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to whole Exchangeable Shares, to which such holder is entitled and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to whole Exchangeable Shares.

4.3     FRACTIONAL SHARES

        No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 and no dividend, stock split or other change in the capital structure of Cisco Exchangeco or Cisco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Cisco Exchangeco or Cisco. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share will receive the cash payment from the Depositary as provided in Section 2.2 hereof. As soon as possible after the Effective Time, Cisco Exchangeco shall deposit with the Depositary such amounts of cash as may be required to pay for such fractional interests of Exchangeable Shares.

4.4     LOST CERTIFICATES

        In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Pixstream Common Shares or Holdco Common Shares that were converted, transferred and exchanged pursuant to section
2.2 (or, as applicable, that represented Pixstream Warrants as described in Section 4.1), shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.3) in accordance with the foregoing provisions of this Article 4. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Cisco Exchangeco, Cisco and their respective transfer agents in such sum as Cisco Exchangeco or Cisco may direct or otherwise indemnify Cisco Exchangeco and Cisco in a manner satisfactory to Cisco Exchangeco and Cisco against any claim that may be made against Cisco Exchangeco or Cisco with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5     EXTINCTION OF RIGHTS

        Any certificate which immediately prior to the Effective Time represented outstanding Pixstream Common Shares or Holdco Common Shares that were converted, transferred and exchanged pursuant to section 2.2 (or, as applicable, that represented Pixstream Warrants as described in Section 4.1), and not deposited, with all other instruments required by section 4.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Cisco Exchangeco or Cisco. On such date, the Exchangeable Shares (or cash in lieu of fractional interests therein, as provided in section 4.3) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Cisco Exchangeco or Cisco, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder.

4.6     WITHHOLDING RIGHTS

        Cisco Exchangeco, Cisco Newco, Cisco and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Pixstream Common Shares, Holdco Common Shares, Cisco Common Shares or Exchangeable Shares such amounts as Pixstream, Holdco, Cisco Exchangeco, Cisco Newco, Cisco or the Depositary are required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or would be permitted to withhold if an equal amount were remitted to the appropriate taxing authority. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts (or equivalent amounts, if applicable) are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted or which would be permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Cisco Exchangeco, Cisco Newco, Cisco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Cisco Exchangeco, Cisco Newco, Cisco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Cisco Exchangeco, Cisco Newco, Cisco or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.


                                    ARTICLE 5
          CERTAIN RIGHTS OF CISCO NEWCO TO ACQUIRE EXCHANGEABLE SHARES

5.1     CISCO NEWCO LIQUIDATION CALL RIGHT

        (a) Cisco Newco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Cisco Exchangeco or any other distribution of the assets of Cisco Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Cisco or any holder of Exchangeable Shares which is an affiliate of Cisco) on the effective date of such liquidation, dissolution, winding-up or other distribution (the "Liquidation Date") all but not less than all of the Exchangeable Shares held by each such holder on payment by Cisco Newco of an amount per Exchangeable Share (the "Liquidation Call Purchase Price") equal to the Current Market Price of a Cisco Common Share on the last Business Day prior to the Liquidation Date which shall be satisfied in full by Cisco Newco causing to be delivered to such holder one Cisco Common Share, plus, to the extent not paid by Cisco Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date (as used in this section, the "Dividend Amount"). In the event of the exercise of the Liquidation Call Right by Cisco Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Cisco Newco on the Liquidation Date on payment by Cisco Newco to the holder of the Liquidation Call Purchase Price for each such share, and Cisco Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such Exchangeable Shares so purchased by Cisco Newco.

        (b) To exercise the Liquidation Call Right, Cisco Newco must notify Cisco Exchangeco's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Cisco Exchangeco of Cisco Newco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Cisco Exchangeco or any other voluntary distribution of the assets of Cisco Exchangeco among its shareholders for the purpose of winding up its affairs and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Cisco Exchangeco or any other involuntary distribution of the assets of Cisco Exchangeco among its shareholders for purposes of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Cisco Newco has exercised the Liquidation Call Right forthwith after the earlier of (i) receipt of notice by the Transfer Agent from Cisco Newco of its intention to exercise such right and (ii) the expiry of the period during which the same may be exercised by Cisco Newco. If Cisco Newco exercises the Liquidation Call Right, then on the Liquidation Date, Cisco Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price, which shall be satisfied as set out in paragraph 5.1(a) above.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Cisco Newco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Cisco Common Shares deliverable by Cisco Newco and a cheque or cheques of Cisco Newco payable at par at any branch of the bankers of Cisco Newco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.6 hereof. Provided that Cisco Newco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving, without interest, such holder's proportionate part of the total Liquidation Call Purchase Price payable by Cisco Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Cisco Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the laws applicable to Cisco Exchangeco and the by-laws of Cisco Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the

                Transfer Agent on behalf of Cisco Newco shall deliver to such holder, certificates representing the Cisco Common Shares to which the holder is entitled and a cheque or cheques of Cisco Newco payable at par at any branch of the bankers of Cisco Newco in payment of any Dividend Amount less any amounts withheld pursuant to section 4.6 hereof. If Cisco Newco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Cisco Exchangeco in connection with the liquidation, dissolution or winding-up of Cisco Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2     CISCO NEWCO REDEMPTION CALL RIGHT

        (a) Cisco Newco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Cisco Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Cisco or any holder of Exchangeable Shares which is an affiliate of Cisco ) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Cisco Newco to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the Current Market Price of an Cisco Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Cisco Newco causing to be delivered to such holder one Cisco Common Share, plus, to the extent not paid by Cisco Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date (as used in this section, the "Dividend Amount"). In the event of the exercise of the Redemption Call Right by Cisco Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Cisco Newco on the Redemption Date on payment by Cisco Newco to the holder of the Redemption Call Purchase Price for each such Exchangeable Share, and Cisco Exchangeco shall have no obligation to redeem such Exchangeable Shares so purchased by Cisco Newco.

        (b) To exercise the Redemption Call Right, Cisco Newco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Cisco Exchangeco of Cisco Newco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an Cisco Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Cisco Newco shall so notify the Transfer Agent and Cisco Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Cisco Newco has exercised the Redemption Call Right forthwith after the earlier of (i) receipt of notice by the Transfer Agent from Cisco Newco of its intention to exercise such right and
                (ii) the expiry of the period during which the same may be exercised by Cisco Newco. If Cisco Newco exercises the

                Redemption Call Right, on the Redemption Date Cisco Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price, which shall be satisfied as set out in paragraph 5.2(a) above.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Cisco Newco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Cisco Common Shares deliverable by Cisco Newco upon exercise of such right and a cheque or cheques of Cisco Newco payable at par at any branch of the bankers of Cisco Newco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.6 hereof. Provided that Cisco Newco has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Cisco Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Cisco Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the laws applicable to Cisco Exchangeco and the by-laws of Cisco Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Cisco Newco shall deliver to such holder, certificates representing the Cisco Common Shares to which the holder is entitled and a cheque or cheques of Cisco Newco payable at par at any branch of the bankers of Cisco Newco in payment of any Dividend Amount, less any amounts withheld pursuant to section 4.6 hereof. If Cisco Newco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Cisco Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.


                                    ARTICLE 6
                                   AMENDMENTS


6.1     AMENDMENTS TO PLAN OF ARRANGEMENT

        (a) Pixstream reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Cisco , (iii) filed with the Court and, if made following the Pixstream Meeting, approved by the Court, and (iv) communicated to holders of Pixstream Common Shares, Pixstream Options, Pixstream Warrants and Holdco Common Shares if and as required by the Court.

        (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Pixstream at any time prior to the Pixstream Meeting (provided that Cisco shall have consented thereto) with or without any other prior notice or communication (except as may be required under the Interim Order), and if so proposed and accepted by the Persons voting at the Pixstream Meeting, shall become part of this Plan of Arrangement for all purposes.

        (c) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Pixstream Meeting shall be effective only if (i) it is consented to by each of Pixstream and Cisco , and (ii) if required by the Court, it is consented to by holders of the Pixstream Common Shares, Pixstream Options, Pixstream Warrants and Holdco Common Shares in the manner directed by the Court.

        (d) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Cisco , provided that it concerns a matter which, in the reasonable opinion of Cisco , is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Exchangeable Shares or Cisco Common Shares.

        (e) In the event the Kaparel Sale has not been completed prior to the Meeting Date the Plan of Arrangement will be amended in accordance with Appendix II to this Plan of Arrangement.

        [NOTE: THE PROVISIONS OF THE PLAN OF ARRANGEMENT ASSUME THAT THE KAPAREL SALE (AS DESCRIBED IN THE CIRCULAR) HAS TAKEN PLACE. IF THE KAPAREL SALE HAS NOT TAKEN PLACE, THE PROVISIONS OF THE PLAN OF ARRANGEMENT WILL BE MODIFIED TO REFLECT THE KAPAREL SPIN-OUT AS DESCRIBED IN THE CIRCULAR TO WHICH THIS EXHIBIT IS ATTACHED.]

                                   APPENDIX I


                           PROVISIONS ATTACHING TO THE
                             EXCHANGEABLE SHARES OF
                               3801110 CANADA INC.

        The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1     For the purposes of these share provisions:

        "AFFILIATE" has the meaning ascribed thereto in the CBCA.

        "BOARD OF DIRECTORS" means the board of directors of the Corporation.

        "BUSINESS DAY" means any day other than Saturday, Sunday or any day on which commercial banks located in either the State of California or Toronto, Canada are authorized or obligated to close.

        "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

        "CBCA" means the Canada Business Corporations Act R.S.C. 1982, c.C -- 44, as amended.

        "CISCO" means Cisco Systems, Inc., a corporation existing under the laws of California, and any successor corporation thereto.

        "CISCO COMMON SHARES" means the shares of common stock, par value U.S. $0.001, of Cisco, and any other securities into which such shares may be changed.

        "CISCO CONTROL TRANSACTION" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Cisco, or any proposal to do so.

        "CISCO DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Cisco declares any dividend on the Cisco Common Shares.

        "CISCO NEWCO" means 3045848 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia.

        "CISCO NEWCO CALL NOTICE" has the meaning ascribed thereto in section
        6.3 of these share provisions.

        "COMMON SHARES" means the common shares in the capital of the Corporation.

        "CORPORATION" means 3801110 Canada Inc., a corporation existing under the laws of Canada.

        "CURRENT MARKET PRICE" means, in respect of a Cisco Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Cisco Common Shares during a period of 10 consecutive trading days ending not more than three trading days before such date on Nasdaq or, if the Cisco Common Shares are not then listed on Nasdaq, on such stock exchange or automated quotation system on which the Cisco Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Cisco Common Shares during such period does not create a market which reflects the fair market value of a Cisco Common Share, then the Current Market Price of a Cisco Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

        "DIVIDEND AMOUNT" has the meaning ascribed thereto in section 6.3 of these share provisions.

        "EFFECTIVE DATE" has the meaning ascribed to it in the Merger Agreement.

        "EXCHANGEABLE SHARES" means exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

        "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

        "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Cisco Common Shares.

        "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5.1 of these share provisions.

        "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "LIQUIDATION DATE" has the meaning ascribed thereto in section 5.1 of these share provisions.

        "MERGER AGREEMENT" means the agreement made as of August 29, 2000 between Cisco , the Corporation, Cisco Newco, and Pixstream, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

        "NASDAQ" means the National Stock Market's National Market.

        "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of Pixstream under section 192 of the CBCA, to which plan these share provisions are attached as Appendix I. [NOTE: THIS DEFINITION WILL BE MODIFIED IN THE ARTICLES OF AMENDMENT OF CISCO EXCHANGECO.]

        "PURCHASE PRICE" has the meaning ascribed thereto in section 6.3 of these share provisions.

        "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

        "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

        (a) there are fewer than 250,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Cisco and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares;

        (b) a Cisco Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Cisco Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Cisco Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

        (c) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date), in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

        (d) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the

                Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances,

        provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

        "REDEMPTION PRICE" has the meaning ascribed thereto in section 7.1 of these share provisions.

        "RETRACTED SHARES" has the meaning ascribed thereto in section 6.1(a) of these share provisions.

        "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6.1(c) of these share provisions.

        "RETRACTION DATE" has the meaning ascribed thereto in section 6.1(b) of these share provisions.

        "RETRACTION PRICE" has the meaning ascribed thereto in section 6.1 of these share provisions.

        "RETRACTION REQUEST" has the meaning ascribed thereto in section 6.1 of these share provisions.

        "SUPPORT AGREEMENT" means an agreement between Cisco , Cisco Newco and the Corporation, substantially in the form and content of Exhibit I annexed to the Merger Agreement, as the same may be amended pursuant to the terms of the Support Agreement.

        "TRANSFER AGENT" means Montreal Trust Company of Canada or such other person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

        "TRUSTEE" means Montreal Trust Company of Canada and, subject to the provisions of Article 9 of the Voting and Exchange Trust Agreement, includes any successor trustee.

        "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement between Cisco , the Corporation and the Trustee, substantially in the form and content of Exhibit J annexed to the Merger Agreement, as the same may be amended pursuant to the terms of the Voting and Exchange Trust Agreement.

1.2 Payments. All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted or withheld.

1.3 Currency. In these Exchangeable Share Provisions, unless stated otherwise, all dollar amounts are in Canadian dollars.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Cisco Dividend Declaration Date, declare a dividend on each Exchangeable
        Share:

                (a) in the case of a cash dividend declared on the Cisco Common Shares, in an amount in cash for each Exchangeable Share, at the election of the Corporation in U.S. dollars or the Canadian Dollar Equivalent thereof on the Cisco Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Cisco Common Share;

                (b) in the case of a stock dividend declared on the Cisco Common Shares to be paid in Cisco Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Cisco Common Shares to be paid on each Cisco Common Share; or

                (c) in the case of a dividend declared on the Cisco Common Shares in property other than cash or Cisco Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Cisco Common Share.

        Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Cisco Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of
        Directors:

                (a) in the case of any stock dividend payable in Cisco Common Shares, the number of such shares issued as a result of such stock dividend in proportion to the number of Cisco Common Shares previously outstanding;

                (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Cisco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Cisco Common Shares), the relationship between the Canadian Dollar Equivalent of the exercise price of each such right, option or warrant and the Current Market Price of a Cisco Common Share;

                (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Cisco of any class other than Cisco Common Shares, any rights, options or warrants other than those referred to in section 3.5 (b) above, any evidences of indebtedness of Cisco or any assets of Cisco), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Cisco Common Share and the Current Market Price of a Cisco Common Share;

                (d) in the case of any subdivision, redivision or change of the then outstanding Cisco Common Shares into a greater number of Cisco Common Shares or the reduction, combination, consolidation or change of the then outstanding Cisco Common Shares into a lesser number of Cisco Common Shares or any amalgamation, merger, reorganization or other transaction affecting Cisco Common Shares, the effect thereof upon the then outstanding Cisco Common Shares; and

                (e) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Cisco Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

                (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

                (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

                (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation or distribution; or

                (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

        The restrictions in sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Cisco Common Shares shall have been declared and paid on the Exchangeable Shares.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 Subject to applicable law and the exercise by Cisco Newco of the Liquidation Call Right, in the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the Current Market Price of an Cisco Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Cisco Common Share, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Cisco Newco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Cisco Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the declared and unpaid dividends on the Exchangeable Shares of such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited certificates representing the Cisco Common Shares issuable in respect of, and an amount representing declared and unpaid dividends on, the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada, and any interest allowed on such deposit shall belong to the Corporation. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Cisco Common Shares delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time (but not more than once per calendar month), subject to the exercise by Cisco Newco of the

        Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share (the "Retraction Price") equal to the Current Market Price of a Cisco Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Cisco Common Share for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the
        Corporation:

                (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

                (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

                (c) acknowledging the overriding right (the "Retraction Call Right") of Cisco Newco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Cisco Newco in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below.

6.2 Subject to the exercise by Cisco Newco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall deliver or cause to be delivered to such holder certificates representing the Cisco Common Shares to which such holder is entitled with respect to such shares, and on the designated payment date therefor, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any dividends on the Retracted Shares for which the record date was prior to the Retraction Date and the payment date was after the Retraction Date (in such case less any amounts withheld on account of tax required to be deducted and withheld therefrom). If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Cisco Newco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Cisco Newco thereof and shall provide Cisco Newco with a copy of the Retraction Request. In order to exercise the Retraction Call Right, Cisco Newco must notify the Corporation of its determination to do so (the "Cisco Newco Call Notice") within five Business Days of notification to Cisco Newco by the Corporation of the receipt by the Corporation of the Retraction Request. If Cisco Newco does not so notify the Corporation within such five Business Day period, Cisco Newco will be deemed not to have exercised the Retraction Call Right. If Cisco Newco delivers the Cisco Newco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Cisco Newco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Cisco Newco shall purchase from such holder and such holder shall sell to Cisco Newco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Current Market Price of a Cisco Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by Cisco Newco causing to be delivered to such holder one Cisco Common Share for each Exchangeable Share, plus, to the extent not paid by the Corporation, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the "Dividend Amount"). For the purposes of completing a purchase pursuant to the Retraction Call Right, such Purchase Price shall be satisfied by Cisco Newco depositing with the Transfer Agent, on or before the Retraction Date, certificates representing Cisco Common Shares and a cheque or cheques of Cisco Newco payable at par at any branch of the bankers of Cisco Newco representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Cisco Newco has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Cisco Newco does not deliver a Cisco Newco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Cisco Newco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Cisco Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Cisco Newco, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Cisco Newco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Cisco Newco shall thereafter be considered and deemed for all purposes to be a holder of the Cisco Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Cisco Newco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Cisco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Cisco to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Cisco Newco shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Cisco Newco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of an Cisco Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Cisco Common Share for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with an Cisco Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Cisco Newco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an Cisco Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Cisco Newco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Cisco Newco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Cisco Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited certificates representing the Cisco Common Shares issuable in respect of, and the full amount of such dividends on (except as provided in this section 7.3), the Exchangeable Shares so called for redemption, or such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Cisco Common Shares delivered to them or the custodian on their behalf.

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased a new certificate for the balance of such shares shall be issued at the expense of the Corporation. Notwithstanding the foregoing, the Corporation shall be entitled to purchase for cancellation by private contract any Exchangeable Shares held by Cisco Newco or an Affiliate of Cisco.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
                            RECIPROCAL CHANGES, ETC.
                        IN RESPECT OF CISCO COMMON SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Cisco will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

                (a) issue or distribute Cisco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Cisco Common Shares) to the holders of all or substantially all of the then outstanding Cisco Common Shares by way of stock dividend or other distribution, other than an issue of Cisco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Cisco Common Shares) to holders of Cisco Common Shares who exercise an option to receive dividends in Cisco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Cisco Common Shares) in lieu of receiving cash dividends;

                (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Cisco Common Shares entitling them to subscribe for or to purchase Cisco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Cisco Common Shares); or

                (c) issue or distribute to the holders of all or substantially all of the then outstanding Cisco Common
                        Shares:

                        (i) shares or securities of Cisco of any class other than Cisco Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Cisco Common Shares);

                        (ii) rights, options or warrants other than those referred to in section 11.1(b) above;

                        (iii)   evidences of indebtedness of Cisco; or

                        (iv)    assets of Cisco,

        unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Cisco will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

                (a) subdivide, redivide or change the then outstanding Cisco Common Shares into a greater number of Cisco Common Shares;

                (b) reduce, combine, consolidate or change the then outstanding Cisco Common Shares into a lesser number of Cisco Common Shares; or

                (c) reclassify or otherwise change the Cisco Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Cisco Common Shares,

        unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

11.3 The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions (other than certain amendments which are not prejudicial to the rights or interests of the holders of Exchangeable Shares).

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with all provisions of the Support Agreement applicable to the Corporation, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

                (a) adding to the covenants of any or all parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

                (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                        LEGEND; CALL RIGHTS; WITHHOLDINGS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Cisco Newco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Cisco Newco as therein provided.

13.3 The Corporation, Cisco Newco or Cisco shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Cisco Newco or Cisco are required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) (including for greater certainty pursuant to Section 116 thereof), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Cisco Newco and Cisco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Cisco Newco and Cisco as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Cisco Newco or Cisco shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale. All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted and withheld.

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   ARTICLE 15
                                SPECIFIED AMOUNT

15.1 For the purposes of sub-section 191(4) of the Income Tax Act (Canada) the specified amount for each Exchangeable Share is C$ [NOTE: TO BE INSERTED PRIOR TO THE FILING OF THE ARTICLES OF ARRANGEMENT TO BE EQUAL TO THE EFFECTIVE CISCO

        PRICE (AS DEFINED IN THE PLAN OF ARRANGEMENT) MULTIPLIED BY THE U.S. DOLLAR/CANADIAN DOLLAR NOON SPOT RATE EXCHANGE RATE ON THE EFFECTIVE DATE]

                                   SCHEDULE A
                              NOTICE OF RETRACTION

                To 3801110 Canada Inc. (the "Corporation") and 3045848 Nova Scotia Company ("Cisco Newco").

                This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

                The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem the following Exchangeable Shares (the "Retracted Shares") in accordance with Article 6 of the Share Provisions:

     [ ]       all share(s) represented by this certificate; or

     [ ]       __________ share(s) only.

               The undersigned hereby notifies the Corporation that the Retraction Date shall be ________.

NOTE:

        The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

                The undersigned acknowledges the overriding Retraction Call Right of Cisco Newco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Cisco Newco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Cisco Newco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

                The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided Cisco Newco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and the undersigned has not revoked this notice of retraction, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Cisco Systems, Inc. to purchase the unredeemed Retracted Shares.

                The undersigned hereby represents and warrants to Cisco Newco and the Corporation that the undersigned:

     [ ]       is

                      (select one)

     [ ]       is not

                a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE IN RESPECT OF AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

                The undersigned hereby represents and warrants to Cisco Newco and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Cisco Newco or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

 -------------           ----------------------------         ------------------
    (Date)                (Signature of Shareholder)            (Guarantee of


[ ] Please check box if the certificates for and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

        NOTE:
        This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:
     ----------------------------

        Name of Person in Whose Name Securities or Cheque(s)
        Are to be Registered, Issued or Delivered (please print):
                                                                 ---------------

        Street Address or P.O. Box:
                                   ---------------------------------------------

        City, Province and Postal Code:
                                       -----------------------------------------

        Signature of Shareholder:
                                 -----------------------------------------------

        Signature Guaranteed by:
                                ------------------------------------------------

NOTE:
If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   APPENDIX II



1.1     AMENDMENT TO PLAN OF ARRANGEMENT

        In the event that the Kaparel Sale is not completed prior to the Meeting Date, the Plan of Arrangement will be amended in accordance with this Appendix II to this Plan of Arrangement

1.2     DEFINITIONS.

        Section 1.1 of the Plan of Arrangement shall be amended by adding the following definitions:

                "K Holdco" means the corporation that prior to the Effective Time has acquired the capital stock of Kaparel Corporation held by Pixstream.

                "K Holdco Note" has the meaning ascribed thereto in the Merger Agreement.


1.3     BINDING EFFECT

        Section 2.1 of the Plan of Arrangement shall be amended so that the Plan of Arrangement will also be binding at and after, the Effective Time on K Holdco, all holders of K Holdco Common Shares and all holders of rights to purchase securities exchangeable for or convertible into K Holdco Common Shares.

2.2     EXCHANGE OF SECURITIES

        Section 2.2 of the Plan of Arrangement shall be deleted and replaced in its entirety by the following:

        "2.2   EXCHANGE OF SECURITIES

               At the Effective Time, the following shall occur and be deemed to occur in the following order and without any further act or formality:

        (a) Pixstream and Holdco shall amalgamate (the "Amalgamation") and continue as one corporation governed by the laws of Canada ("Amalco");

        (b)     upon the Amalgamation:

                (i) except for the Pixstream Common Shares held by Holdco, each of the outstanding Pixstream Common Shares shall be converted into one (1) common share of Amalco and one (1) special share of Amalco;

                (ii) the Pixstream Common Shares held by Holdco shall be cancelled without any repayment of capital in respect thereof;

                (iii) each of the outstanding Holdco Common Shares shall be converted into 1.55624 common shares of Amalco and
                        1.55624 special shares of Amalco; and

                (iv) the aggregate stated capital of the special shares of Amalco shall be Cdn. $12,800,000 and the aggregate stated capital of the common shares of Amalco shall be equal to the amount by which Amalco's aggregate paid up capital (as determined for the purposes of the ITA) exceeds Cdn. $12,800,000;

        (c)     the following provisions shall apply to Amalco:

                (i)     the name of Amalco shall be PIXSTREAM INCORPORATED;

                (ii) the registered office of Amalco, shall be located in the City of Waterloo in the Province of Ontario. The address of the registered office of Amalco shall be 180 Columbia Street West, Unit 1110, Waterloo, Ontario N2L 3L3;

                (iii) (iii) there shall be no restrictions on the business Amalco may carry on or the powers it may exercise;

                (iv) Amalco shall be authorized to issue an unlimited number of common shares and an unlimited number of special shares. The rights, privileges, restrictions and conditions attaching to the common shares and special shares of Amalco are set forth in Schedule "A" to Appendix II to this Plan of Arrangement;

                (v) the issue, transfer or ownership of the shares of Amalco will be subject to the following restrictions:

                        A. the transfer of shares shall be restricted in that no share shall be transferred without either (i) the consent of the directors of Amalco expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or (ii) the consent of the holders of shares to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders; provided that these restrictions shall not apply to the transfer of the shares of Amalco pursuant to the provisions of this Plan of Arrangement;

                        B. immediately following the exchange provided for in paragraph (f) below, the number of shareholders of Amalco, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of Amalco, were, while in that employment, and have continued after termination of that employment to be shareholders of Amalco, is limited to not more than 50, two or more persons who are the joint registered owners of one or more common shares being counted as one shareholder; and

                (vi) any invitation to the public to subscribe for any securities of Amalco is prohibited;

                (vii) the number of directors of Amalco shall be a minimum of one and a maximum of ten; the initial directors of Amalco shall be

              NAME                 RESIDENCE ADDRESS           CANADIAN RESIDENT


                      ; and

                (viii)  the by-laws of Amalco shall be the by-laws of Pixstream;

        (d) the special shares of Amalco held by the former Pixstream and Holdco shareholders shall be transferred to K Holdco in exchange for an equal number of issued, fully paid and non-assessable common shares of K Holdco and K Holdco will become the registered and beneficial owner of all of the special shares of Amalco;

        (e) the special shares of Amalco held by K Holdco shall be purchased for cancellation by Amalco for Cdn. $12,800,000 to be satisfied by cancellation of the K Holdco Note;

        (f) all of the issued and outstanding common shares of Amalco will be exchanged for issued, fully paid and non-assessable Exchangeable Shares based on the Exchange Ratio, and Cisco Exchangeco will become the registered and beneficial owner of all the issued and outstanding common shares of Amalco;

        (g) in lieu of fractional Exchangeable Shares, each holder of common shares of Amalco shall, for those common shares of Amalco being exchanged that would otherwise give rise to an entitlement for that holder to receive a fraction of an Exchangeable Share, be paid an amount in cash equal to the product obtained by multiplying such fractional interests by the Effective Cisco Price;

        (h) each Pixstream Option outstanding at the Effective Time shall be assumed by Cisco (an "Assumed Option") or exchanged by Cisco on the following terms and Pixstream shall cease to have any liability in respect thereof:

                (i) the Pixstream Stock Option Plans and each outstanding Pixstream Option will be assumed by Cisco, except to the extent otherwise provided in Section 2.2(h)(iii) below. Each Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Pixstream Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such Assumed Option shall be modified by the Waiver, (ii) such Assumed Option will be exercisable for that number of whole Cisco Common Shares equal to the product of the number of Pixstream Common Shares that were issuable upon exercise of such Pixstream Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of Cisco Common Shares, and (iii) the per share exercise price for the Cisco Common Shares issuable or upon exercise of such Assumed Option will be equal to the quotient determined by dividing the exercise price per Pixstream Common Share at which such Pixstream Option was exercisable immediately prior to the Effective Time (adjusted for the U.S. Dollar/Canadian Dollar Noon Spot Rate exchange rate effective as of 12:00 p.m. Eastern Standard Time on the Effective Date as reported by the Bank of Canada) by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the relevant Pixstream Stock Option Plan and the documents governing the outstanding options under such plan, as modified by the Waiver, the transaction contemplated hereby will not terminate any of the outstanding options under the relevant Pixstream Stock Option Plan or accelerate the exercisability or vesting of such options or the Cisco Common Shares which will be subject to those options upon Cisco's assumption of the options;

                (ii) all outstanding rights of Pixstream which it may hold immediately prior to the Effective Time to repurchase unvested Pixstream Common Shares (the "Repurchase Options") shall be assigned to Cisco and shall thereafter be exercisable by Cisco upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted in the manner set forth in Section 2.2(h)(i) above to reflect the Exchange Ratio and the U.S. Dollar/Canadian Dollar Noon Spot Rate exchange rate effective as of 12:00 p.m. Eastern Standard Time on the Effective Date as reported by the Bank of Canada;

                (iii) each outstanding U.K. Option shall be exchanged by Cisco for an option to acquire Cisco Common Shares as set forth below, provided the holder of each such option has consented to such exchange and Cisco has received U.K. Inland Revenue approval for such exchanged option to continue to be treated as an approved option under
                        Schedule 9 of the U.K. Income and Corporation Taxes Act 1988. Each such option so exchanged by Cisco under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the U.K. Plan and the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole Cisco Common Shares equal to the product of the number of Pixstream Common Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of Cisco Common Shares, and (ii) the per share exercise price for the Cisco Common Shares issuable upon exercise of such exchanged option will be equal to the quotient determined by dividing the exercise price per Pixstream Common Share at which such option was exercisable immediately prior to the Effective Time (adjusted for the U.S. Dollar/Canadian Dollar Noon Spot Rate exchange rate effective as of 12:00 p.m. Eastern Standard Time on the Effective Date as reported by the Bank of Canada) by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the U.K. Plan and the documents governing the outstanding options under such Plan, the transaction contemplated hereby will not terminate any of the outstanding options under the U.K. Plan or accelerate the exercisability or vesting of such options or the Cisco Common Shares which will be subject to those options upon Cisco's exchange of the options at the Effective Time. In the event U.K. Inland Revenue approval is not obtained, then the U.K. Options shall be assumed by Cisco as provided in Section 2.2(h)(i) above. [NOTE: SECTION 2.2(h)(ii) MAY NEED MODIFICATION AT THE TIME OF FILING ARTICLES OF ARRANGEMENT TO REFLECT WHETHER OR NOT U.K. INLAND REVENUE APPROVAL HAS BEEN OBTAINED]

        (i) Subject to adjustment in accordance with section 2.3 hereof, the "Exchange Ratio" shall equal the ratio of (x) a quotient, the numerator of which is $352.762 million less the amount of any Pixstream Expenses less $5.22 times the difference between 1,140,000 and the number of Pixstream Options granted between the date hereof and the Effective

                Time, and the denominator of which is the Effective Cisco Price and (y) the total number of Pixstream Common Shares issued and outstanding on a fully diluted basis at the Effective Time (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, Pixstream Common Shares, including all unexpired and unexercised outstanding options, warrants or other rights to acquire Pixstream Common Shares assumed or exchanged by the Cisco Parties).

                The "Effective Cisco Price" shall equal the average of the closing prices of Cisco Common Shares as quoted on Nasdaq for the ten (10) consecutive trading days ending on the third trading day prior to the Effective Date.

                [NOTE: THE EXCHANGE RATIO AS DETERMINED BY CISCO AND PIXSTREAM IN ACCORDANCE WITH THE FOREGOING SHALL BE SET FORTH IN THE ARTICLES OF ARRANGEMENT.]

        (j) Amalco shall be authorized to continue under the laws of the Province of Nova Scotia and apply pursuant to the Companies Act of Nova Scotia for a certificate of continuance continuing Amalco as a body corporate under that Act [NOTE: IF NECESSARY, THE PLAN OF ARRANGEMENT WILL INCLUDE AS APPENDICES THE FORM OF THE MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION AND ANY OTHER PROVISIONS REQUIRED BY THE REGISTRAR OF JOINT STOCK COMPANIES OF NOVA SCOTIA TO GIVE APPROVAL TO THE CHANGE IN JURISDICTION.]

                                  SCHEDULE "A"
                                       TO
                                   APPENDIX II

        RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE
                   COMMON SHARES AND SPECIAL SHARES OF AMALCO



A.      SPECIAL SHARES

1.      Dividends

        (a) The holders of the special shares, in priority to the common shares and all other shares ranking junior to the special shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, cumulative cash dividends at the rate of 8% per annum of the Redemption Price (as hereinafter defined) payable on the first days of January, April, July and October in each year. Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. Such dividends shall accrue from such date or dates not later than six months after the respective dates of issue as may in the case of each issue be determined by the board of directors of the Corporation or in case no date be so determined then from the date of issue. If on any dividend payment date, the dividend payable on such date is not paid in full on all of the special shares then issued and outstanding, such dividend, or the unpaid part thereof, shall be paid at a subsequent date or dates as and when declared by the board of directors. The holders of the special shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

        (b) Except with the consent in writing of the holders of all of the special shares outstanding, no dividend shall at any time be declared and paid on or declared and set apart for payment on the common shares or on any other shares of the Corporation ranking junior to the special shares for any financial year unless all cumulative cash dividends on the special shares then issued and outstanding in respect of such financial year shall have been declared and paid or set apart for payment at the date of such declaration and payment or setting apart of dividends on the common shares or on any other shares ranking junior to the special shares.

2.      Liquidation, Dissolution or Winding-Up

        In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the special shares, in priority to the holders of the common shares, shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Redemption Price (as hereinafter defined) of all of the special shares held by them plus all accrued and unpaid cumulative cash dividends thereon up to but not including the date of distribution. After payment to the holders of the special shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets of the Corporation.

3.      Redemption

                (a) The Corporation may, subject to the requirements of the Canada Business Corporations Act (the "Act"), upon giving notice as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding special shares on payment of a redemption price of [$?] per share [NOTE: THIS AMOUNT WILL BE INSERTED IN THE ARTICLES OF ARRANGEMENT AND WILL BE EQUAL TO CDN. $12.8 MILLION DIVIDED BY THE AGGREGATE NUMBER OF SPECIAL SHARES INTO WHICH THE PIXSTREAM COMMON SHARES AND THE HOLDCO COMMON SHARES ARE CONVERTED ON THE AMALGAMATION] (the "Redemption Price"), plus all accrued and unpaid cumulative cash dividends thereon up to but not including the date of redemption (such Redemption Price plus the per share dividend being herein referred to together as the "Redemption Amount").


        (b) In the case of redemption of special shares under the provisions of sub-clause 3(a) hereof, the Corporation shall, unless waived in writing by the holders of all of the special shares to be redeemed, at least 10 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of special shares to be redeemed a notice in writing of the intention of the Corporation to redeem such special shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at the shareholder's address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the special shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the special shares. On the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the special shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates representing the special shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers in Canada. If less than all of the special shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of special shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the special shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any special shares to deposit the Redemption Amount for the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust Corporation in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such special shares called for redemption upon presentation and surrender to such bank or trust Corporation of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the special shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Corporation. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the special shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the Corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount to which they are entitled without interest from the Corporation.

4.      Retraction

        Any holder of special shares shall be entitled to require the Corporation to redeem, subject to the requirements of the Act, at any time or times all or any of the special shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at the registered office of the Corporation a share certificate or certificates representing the special shares which the registered holder desires to have the Corporation redeem together with a notice in writing specifying (i) that the registered holder desires to have the special shares represented by such certificate or certificates redeemed by the Corporation and (ii) the business day ("Retraction Date") on which the holder desires to have the Corporation redeem such special shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Corporation without the consent of the Corporation. Upon receipt of a share certificate or certificates representing the special shares which the registered holder desires to have the Corporation redeem together with such notice, the Corporation shall on the Retraction Date redeem such special shares by paying to such registered holder the Redemption Amount for each such special share being redeemed. Such payment shall be made by a cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. If less than all of the special shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of special shares represented by the original certificate or certificates which are not redeemed. The said special shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of special shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the said special shares shall remain unaffected.

5.      Voting

        Except as otherwise provided by law, the holders of the special shares shall not be entitled as such to receive notice of, or to attend, any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting or to sign any resolution in writing in lieu thereof.

B.      COMMON SHARES

1.      Dividends

        Subject to the prior rights of the holders of the special shares and not otherwise, the board of directors may declare and cause to be paid dividends to the holders of the common shares from any assets at the time properly applicable to the payment of dividends.

2.      Liquidation, Dissolution or Winding-Up

        In the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the special shares, the holders of the common shares shall be entitled to receive the remaining assets of the Corporation.

3.      Voting

        The holders of the common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect of each common share held at such meetings, except a meeting of holders of a particular class of shares other than the common shares who are entitled to vote separately as a class at such meeting.

4.      Other Provisions

        Notwithstanding the provisions of the foregoing, the directors shall not declare and the Corporation shall not at any time pay a dividend on the common shares or any other shares ranking junior to the special shares, or redeem or purchase for cancellation or make a capital distribution in respect of the common shares or any other shares ranking junior to the special shares unless, after giving effect to such action, the

Corporation will be able to redeem all of the issued special shares pursuant to clauses A.3 and A.4.



                                       54